Exhibit 99.1

FOR IMMEDIATE RELEASE

Willdan Group, Inc. Announces Fourth Quarter and Fiscal Year 2006 Financial Results

Fiscal 2006 Contract Revenues Increase 16.3% to $78.3 Million
Net Income of $1.28 per Basic and Diluted Share

ANAHEIM, Calif., March 22, 2007 — Willdan Group, Inc. (“WGI”) (NASDAQ:WLDN), a leading provider of outsourced services to public agencies, today announced financial results for the fourth quarter and year ended December 29, 2006.

For the fiscal year 2006, the Company reported total contract revenue of $78.3 million and net income of $6.3 million, or $1.28 per basic and diluted share.  As previously disclosed in the Company’s registration statement on Form S-1, as amended, upon completion of the Company’s initial public offering in November 2006, the Company converted from an S Corporation to a C Corporation and this resulted in the recognition of a deferred tax liability.   As a result, net income for the fourth quarter and full year 2006 reflects a one-time, non-cash charge of $2.0 million, which is included in the Company’s income tax provision.  The Company reported pro forma net income, as if the Company has been taxed as a C Corporation for the full year, of $6.1 million, or $1.25 per basic and diluted share, for fiscal year 2006.

For the fourth quarter of 2006, the Company reported total contract revenue of $19.3 million, a net loss of $1.2 million or $0.22 per basic and diluted share, and pro forma net income of $0.7 million or $0.13 per basic and diluted share.  The $2.0 million deferred tax liability charge was booked in the fourth quarter of 2006.

Key Operational Highlights for 2006

•                  Willdan Group completed an initial public offering of 2.9 million shares of common stock in November 2006, including 0.9 million shares offered by a selling stockholder, and another 435,000 shares subject to the underwriter’s over-allotment option, raising net proceeds to the Company of $20.4 million for working capital and general corporate purposes, including possible acquisitions;

•                  In response to increasing demand for its services, Willdan Group entered three new geographic areas in 2006, and expanded offices in eight existing markets;

•                  Revenue per employee on a full-time equivalent basis, a key measure of productivity, increased 4.8% over 2005; and

•                  Overall headcount increased 11.9% to 670 at December 29, 2006, from 599 at December 30, 2005, to accommodate increased demand for WGI’s outsourced services.

W. Tracy Lenocker, Chief Executive Officer of Willdan Group, stated, “2006 was a banner year for the WGI family of companies, with increased revenue growth for all of our companies and the first year of significant contract revenue contribution from American Homeland Solutions.”

“Our plan for 2007 involves organic growth and geographic expansion,” Lenocker continued.  “Organically, we are focused on continuing to add to our menu of services, and at the same time, entering new geographic regions where there is growing demand for our outsourced services.  We will continue to focus on opportunities where we can leverage our leadership in serving small- and mid-sized public agencies by offering these customers value-added, cost effective solutions.”

Fiscal Year 2006 Financial Results

Total contract revenue increased $11.0 million, or 16.3%, to $78.3 million for the fiscal year ended December 29, 2006, from $67.3 million for the fiscal year ended December 30, 2005.  Engineering Services revenue increased 15.8% year-over-year to 84.1% of total contract revenue, and Public Finance Services revenue increased 12.0% year-over-year to 14.7% of total contract revenue.  The Homeland Security Services segment, which commenced operations in the second half of fiscal 2005, grew from $90,000 in contract revenue for fiscal 2005 to $1.0 million for fiscal 2006, representing 1.2% of total contract revenue.

Direct costs of contract revenues as a percentage of total contract revenue decreased to 38.6% for fiscal 2006 from 40.4% for fiscal 2005.

General and administrative expenses increased by $0.2 million, or 0.5%, to $41.0 million in the fiscal year ended December 29, 2006 from $40.8 million for the fiscal year ended December 30, 2005.  General and administrative expenses for fiscal year 2006 included increases related to increases in our headcount as a result of the growth of our business.  Such increases were partially offset by a reduction in litigation accrual expense of $1.0 million and a decrease in stock-based compensation expense compared to fiscal year 2005.  General and administrative expenses for fiscal 2005 included $2.7 million in stock-based compensation expense recorded in anticipation of the initial public offering.

Operating income was $7.0 million for the fiscal year ended December 29, 2006 as compared to an operating loss of $745,000 for the fiscal year ended December 30, 2005.

Adjusted EBITDA increased 28.3% to $7.7 million for fiscal 2006 from $6.0 million for fiscal 2005.  Adjusted EBITDA as a percentage of revenues increased to 9.8% for fiscal 2006, from 8.8% for fiscal 2005.  See the “Use of Non-GAAP Financial Measures”

disclosure in the financial section of this press release for a reconciliation of Adjusted EBITDA to net income.

WGI reported net income of $6.3 million, or $1.28 per basic and diluted share, for the year ended December 29, 2006 compared to a net loss of $1.4 million or $0.35 per basic and diluted share for the year ended December 30, 2005.  Fiscal year 2006 net income includes a one-time non-cash charge of $2.0 million to recognize the deferred tax liability due to the Company’s conversion from an S Corporation to a C Corporation as a result of its November 2006 IPO.

At December 29, 2006, WGI had cash and cash equivalents of $20.6 million, total assets of $57.1 million, total indebtedness of $1.6 million and working capital of $26.3 million.

Fourth Quarter 2006 Financial Results

Total contract revenue for the fourth quarter of 2006 increased 14.2% to $19.3 million compared to contract revenue of $16.9 million for the fourth quarter of 2005.

Fourth quarter operating income was $1.3 million compared to an operating loss of $4.2 million for the same period in 2005.

The Company reported a net loss of $1.2 million, or $0.22 per basic and diluted share, for the fourth quarter of 2006, compared to net loss of $4.6 million or $0.98 per basic and diluted share, for the fourth quarter of 2005.  For the fourth quarter of 2006, pro forma net income, as if the Company has been taxed as a C Corporation for the full period, was $0.7 million, or $0.13 per basic and diluted share, compared to a pro forma net loss of $3.7 million, or $0.78 per basic and diluted share, for the fourth quarter of 2005.

Recent Business Developments

•                  On March 6, 2007, the Company’s engineering services subsidiary, Willdan, finalized the settlement of a dispute with the City of West Hollywood, California.  By reaching the settlement, Willdan will eliminate approximately $53,000 per month in future interest expense related to the litigation.

•                  WGI’s public finance services subsidiary, MuniFinancial, announced a business agreement to service all arbitrage rebate engagements on behalf of the McGladrey companies and the RSM McGladrey Networking firms.

•                  Willdan expanded into Utah with a new office in St. George, one of the nation’s fastest growing metropolitan areas.

•                  Willdan introduced planning services to its existing services portfolio in the Tucson area, among the highest growth regions in Arizona.

•                  Win Westfall, 73, retired as Chief Executive Officer and President of Willdan Group, Inc. and continues in an active role with the Company as Chairman of the Board of Directors.

•                  W. Tracy Lenocker, 61, was appointed as Chief Executive Officer on an interim basis and will serve in this position until a successor is appointed by the board of directors.  The search for a permanent CEO is ongoing.

Outlook

By capitalizing on increasing infrastructure budgets, market acceptance and growth of outsourcing as a compelling solution for public agencies, WGI’s performance targets and strategies for growth this year include:

•                  Continue to expand market share in existing markets by adding complementary services.  The Company currently offers over 20 distinct services through its family of subsidiaries.  Its goal for 2007 is to add four to six services that will be new to selected geographic markets.

•                  Enter new geographic markets through strategic hires and selective acquisitions.  WGI’s goal for 2007 is to enter three new geographic markets.

•                  Increase revenue per employee by 3% to 5% over fiscal year 2006.

•                  By year-end 2007, WGI expects an increase in overall headcount of 7% to 10% over year-end 2006. Overall headcount includes both full and part-time employees.

•                  Achieve total revenues of $86 to $90 million for 2007 as compared with revenue of $78.3 million for fiscal 2006.

Conference Call and Webcast

Chief Executive Officer W. Tracy Lenocker and Chief Financial Officer Mallory McCamant will hold a conference call with the financial community today at 5:00 p.m. Eastern/2:00 p.m. Pacific to review the Company’s financial results and provide an update on business developments.

Interested parties may participate in the conference call by dialing 800-867-0448 (303-262-2191 for international callers).  When prompted, ask for the “Willdan Group Investor Conference Call.”  A telephonic replay of the conference call may be accessed approximately two hours after the call through April 22, 2007, by dialing 800-405-2236 (303-590-3000 for international callers).  The replay access code is 11085273#.

The conference call will be webcast simultaneously on Willdan Group’s website at www.willdangroup.com under Investor Relations: Events.  The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan Group, Inc. is a leading provider of outsourced services to public agencies located primarily in California and other western states.  Willdan Group, Inc. assists cities and other government agencies with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, financial and economic consulting, and disaster preparedness and homeland security.  www.willdangroup.com

Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to expand its market share or enter new geographical markets. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the local and regional economies of California and the other markets in which the Company operates. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 3, 2006. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Mallory McCamant
Chief Financial Officer
Tel: 714-940-6327
mallory@willdangroup.com

Moira Conlon
The Abernathy MacGregor Group Inc.
Tel: 213-630-6550
MHC@abmac.com

- financial statements follow -

Willdan Group, Inc.

Consolidated Statements of Operation

	Fiscal Three Months Ended		Fiscal Year
	December 30, 2005	December 29, 2006	2005	2006
Contract revenues	$16,913,000	$19,292,000	$67,263,000	$78,339,000
Direct costs of contract revenues:
Salaries and wages	5,370,000	6,032,000	20,918,000	24,602,000
Production expenses	301,000	347,000	1,529,000	1,496,000
Subconsultant services	4,745,000	1,002,000	4,745,000	4,168,000
Total direct costs of contract revenues	6,668,000	7,381,000	27,192,000	30,266,000
General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	6,016,000	6,390,000	22,720,000	26,051,000
Facilities	907,000	1,067,000	3,481,000	4,046,000
Stock-based compensation	2,212,000	38,000	2,737,000	38,000
Depreciation and amortization	425,000	447,000	1,257,000	1,584,000
Litigation accrual (reversal)	2,686,000	—	2,686,000	(1,049,000)
Other	2,237,000	2,696,000	7,935,000	10,359,000
Total general and administrative expenses	14,483,000	10,638,000	40,816,000	41,029,000
Income (loss) from operations	(4,238,000)	1,273,000	(745,000)	7,044,000

Other income (expense):
Interest	(393,000)	(177,000)	(630,000)	(773,000)
Other, net	20,000	102,000	11,000	2,470,000
Total other income (expenses)	(373,000)	(75,000)	(619,000)	1,697,000
Income (loss) before income taxes	(4,611,000)	(1,175,000)	(1,364,000)	8,741,000
Income tax provision	(20,000)	2,373,000	17,000	2,452,000
Net income (loss)	$(4,591,000)	$(1,175,000)	$(1,381,000)	$6,289,000
Net income (loss) per share:
Basic and diluted	$(0.98)	$(0.22)	$(0.35)	$1.28
Weighted-average shares outstanding:
Basic and diluted	4,678,000	5,464,000	3,994,000	4,900,000
Pro Forma Data (unaudited):
Pro forma provision for income taxes	$(960,000)	$478,000	$549,000	$2,596,000
Pro forma net income (loss)	$(3,651,000)	$720,000	$(1,913,000)	$6,145,000
Pro forma earnings per common share, basic and diluted	$(0.78)	$0.13	$(0.48)	$1.25

Willdan Group, Inc.

Consolidated Balance Sheets

	December 30, 2005	December 29, 2006
Assets
Current assets:
Cash and cash equivalents	$3,066,000	$20,633,000
Accounts receivable, net of allowance for doubtful accounts of $492,000 and $492,000 at December 30, 2005 and December 29, 2006, respectively	11,680,000	14,270,000
Costs and estimated earnings in excess of billings on uncompleted contracts	7,229,000	7,960,000
Other receivables	3,415,000	4,505,000
Prepaid expenses and other current assets	1,323,000	1,858,000
Total current assets	26,713,000	49,226,000
Equipment and leasehold improvements, net	2,802,000	4,372,000
Goodwill	2,763,000	2,911,000
Other assets	519,000	599,000
Total assets	$32,797,000	$57,108,000

Liabilities, Redeemable Common Stock and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$372,000	$257,000
Accounts payable	1,044,000	1,270,000
Accrued liabilities	13,080,000	14,106,000
Billings in excess of costs and estimated earnings on uncompleted contracts	1,356,000	1,222,000
Accrued final distribution payable to holders of redeemable common stock	—	3,150,000
Current portion of notes payable	1,230,000	993,000
Current portion of notes payable to related parties	5,000	75,000
Current portion of capital lease obligations	147,000	170,000
Current portion of deferred income taxes	50,000	1,693,000
Total current liabilities	17,284,000	22,936,000
Notes payable, excluding amount due to related parties, less current portion	253,000	—
Notes payable to related parties	—	46,000
Capital lease obligations, less current portion	223,000	348,000
Deferred lease obligations	369,000	547,000
Deferred income taxes, net of current portion	8,000	398,000
Redeemable common stock ($17,043,000 redemption value at December 30, 2005):
Common Stock, no par value and 15,000,000 shares authorized; 4,708,000 shares issued and outstanding at December 30, 2005	11,141,000	—
Receivable from stockholders	(38,000)	—
Retained earnings	3,557,000	—
Total redeemable common stock	14,660,000	—

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized; 7,148,000 issued and outstanding at December 29, 2006	—	71,000
Additional paid-in capital	—	32,552,000
Retained earnings	—	210,000
Total stockholders’ equity	—	32,833,000
Commitments and contingencies
Total liabilities, redeemable common stock and stockholders’ equity	$32,797,000	$57,108,000

Use of Non-GAAP Financial Measures: Adjusted EBITDA

Adjusted EBITDA is a supplemental measure used by our management to measure our operating performance. We define Adjusted EBITDA as net income plus net interest expense, income tax expense (benefit), depreciation and amortization, loss (gain) on sales of assets, accrued expenses related to a litigation matter and a one-time stock-based compensation expense recorded in anticipation of the initial public offering, less proceeds from life insurance policies carried on our former chief executive officer.  Our definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures.  This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as operating income and net income.  We believe Adjusted EBITDA enables management to separate non-recurring income and expense items from our results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis.  We use Adjusted EBITDA to evaluate our performance for, among other things, budgeting, forecasting and incentive compensation purposes.  We also believe Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from our operational results the impact of certain non-recurring income and expense items, which may facilitate comparison of our results from period-to-period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to operating income or net income as an indicator of operating performance or any other GAAP measure.

The following is a reconciliation of net income to Adjusted EBITDA (in thousands):

	Fiscal Year
	2005	2006

Net income (loss)	$(1,381)	$6,289
Interest income	(19)	(135)
Interest expense	630	773
Income tax provision	17	2,452
Depreciation and amortization	1,257	1,584
Loss (gain) on sale of assets	24	(13)
Life insurance proceeds	—	(2,250)
Litigation accrual	2,686	(1,049)
Stock-based compensation expense recorded in anticipation of the initial public offering	2,737	—
Adjusted EBITDA	$5,951	$7,651